Exhibit 16.1

May 30, 2017

U.S. Securities and Exchange Commission Office of the Chief Accountant
100 F Street, N.E. Washington, D.C. 20549-2000

Re: American Education Center, Inc.
File #: 333-201029
We have received a copy of, and are in agreement with, the statements being made as it pertains to our firm by American Education Center, Inc. (the “Registrant”) in item 4.01 of its Form 8-K dated May 30, 2017.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

Wei, Wei & Co., LLP